UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 10, 2004

BOSTON RESTAURANT ASSOCIATES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18369	61-1162263
(Commission File Number)	(I.R.S. Employer Identification No.)

999 Broadway, Suite 400, Saugus, MA	01906
(Address of Principal Executive Offices)	(Zip Code)

(781) 231-7575

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On Friday, September 10, 2004, the Board of Directors of Boston Restaurant Associates, Inc. (the “Company”) voted to grant options to purchase shares of common stock of the Company pursuant to the Company’s 2002 Stock Option and Share Award Plan (the “Plan”).  Options to purchase 100,000 shares of common stock were granted to each of Edward P. Grace III and Robert C. Taft, who are directors of the Company.  Options to purchase 50,000 shares of common stock were granted to each of George R. Chapdelaine, Chief Executive Officer and President of the Company, Hugh Devine, Roger Lipton, and John P. Polcari, Jr, all of whom are directors of the Company.

The exercise price for all of the options is $0.37 per share, with the exception of those options granted to each of Messrs. Chapdelaine, Lipton and Polcari, for which the exercise price is $0.41 per share.  The options will expire in 10 years and will be exercisable in full on or about March 10, 2005.

Each of the options is also subject to the terms and conditions of either a Nonqualified Stock Option Agreement or an Incentive Stock Option Agreement, forms of which are attached hereto.

Item 9.01                                             Financial Statements and Exhibits

10.13 Forms of Stock Option Agreement under the 2002 Stock Option and Share Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 16, 2004	BOSTON RESTAURANT ASSOCIATES, INC.

	By:	/s/ George R. Chapdelaine
George R. Chapdelaine, President and Chief
Executive Officer